EXHIBIT TO ITEM 77C

AdvisorShares Trust

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


AdvisorShares Cornerstone Small Cap ETF
AdvisorShares KIM Korea Equity ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Pacific Asset Enhanced Floating Rate ETF
AdvisorShares Sage Core Reserves ETF
AdvisorShares Dorsey Wright ADR ETF
AdvisorShares Peritus High Yield ETF
AdvisorShares Ranger Equity Bear ETF
AdvisorShares Madrona Domestic ETF
AdvisorShares Madrona International ETF
AdvisorShares Madrona Global Bond ETF
AdvisorShares Focused Equity ETF
AdvisorShares Meidell Tactical Advantage ETF
AdvisorShares Wilshire Buyback ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares New Tech and Media ETF
(Each, a "Fund," collectively, the "Funds")

A combined Special Meeting of the Shareholders of AdvisorShares
Trust (the "Trust") was held on December 21, 2017 for the following purposes:

(1) To elect a Trustee, Mr. William McVay, to the Board of
Trustees of the Trust ("Proposal 1");

(2) To approve a new Investment Advisory Agreement between the Trust, on behalf of each Fund, and AdvisorShares Trust, LLC (the
"Advisor") ("Proposal 2");

(3) To approve new Investment Sub-Advisory Agreements between the Advisor and each of American Wealth Management, Madrona Funds, LLC, Peritus I Asset Management, LLC, and Ranger Alternative Management, L.P. with respect to the AdvisorShares Meidell Tactical Advantage ETF, AdvisorShares Madrona Domestic ETF, AdvisorShares Madrona Global Bond ETF, AdvisorShares Madrona International ETF, AdvisorShares Peritus High Yield ETF, and AdvisorShares Ranger Equity Bear ETF; and

(4) To approve the implementation of a manager of manager's arrangement that will permit the Advisor to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders on behalf of each of the AdvisorShares Meidell Tactical Advantage ETF, AdvisorShares Madrona Domestic ETF, AdvisorShares Madrona Global Bond ETF, AdvisorShares Madrona International ETF, AdvisorShares Peritus High Yield ETF, and AdvisorShares Ranger Equity Bear ETF.

The meeting was adjourned and reconvened in January 2018 with respect to Proposals 1 and 2 for the AdvisorShares Dorsey Wright ADR ETF, the AdvisorShares Peritus High Yield ETF, the AdvisorShares Ranger Equity Bear ETF, the AdvisorShares Madrona Domestic ETF, the AdvisorShares Madrona International ETF, the AdvisorShares Focused Equity ETF, the AdvisorShares Madrona Global Bond ETF, the AdvisorShares Meidell Tactical Advantage ETF, the AdvisorShares Wilshire Buyback ETF, the AdvisorShares STAR Global Buy-Wright ETF, and the AdvisorShares New Tech and Media ETF. The meeting was adjourned and reconvened in January 2018 with respect to Proposals 3 and 4 for each related Fund specified above.




The voting results for Proposals 1 and 2 are as follows:

Proposal 1 - To Elect a New Trustee to the Board of Trustees of the Trust

Funds
Votes For
Votes Against
Votes Abstained

AdvisorShares Cornerstone Small Cap ETF
110,188
0
0

AdvisorShares KIM Korea Equity ETF
328,339
0
0

AdvisorShares Newfleet Multi-Sector Income ETF
4,534,399
48,737
18,365

AdvisorShares Pacific Asset Enhanced Floating Rage ETF
534,265
0
0

AdvisorShares Sage Core Reserves ETF
715,790
0
0

Elizabeth Piper Bach and Noah Hamman continue to serve in their capacity as Trustees of the Trust.


Proposal 2 - Approval of a New Investment Advisory Agreement between the Trust and the Advisor

Funds
Votes For
Votes Against
Votes Abstained

AdvisorShares Cornerstone Small Cap ETF
99,061
0
0

AdvisorShares KIM Korea Equity ETF
324,023
0
0

AdvisorShares Newfleet Multi-Sector Income ETF
3,127,009
5,287
8,425

AdvisorShares Pacific Asset Enhanced Floating Rage ETF
507,237
1,200
0

AdvisorShares Sage Core Reserves ETF
689,328
0
0